UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TAX-FREE FIXED INCOME FUND IV FOR PUERTO RICO RESIDENTS, INC.

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On August 31, 2021, Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (the “Fund”) updated its website UBSPRFunds.com, which contains information relating to the Fund’s 2021 annual meeting of shareholders, with a Frequently Asked Questions page. As indicated in prior filings, the website will be regularly updated with relevant information for shareholders. The below screenshots reflect the updated website content:

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TAX-FREE FIXED INCOME FUNDS IV AND V FOR PUERTO RICO RESIDENTS

WHY THIS YEAR’S ANNUAL MEETING IS SO IMPORTANT AND HOW TO VOTE YOUR SHARES – FAQs

Why is this happening now?

An activist hedge fund named Ocean Capital recently acquired a position in the Funds and at the last minute launched a proxy fight. They never contacted the Funds’ Boards before launching their campaign.

Who is Ocean Capital?

Ocean Capital is an investment vehicle controlled by executives of First Southern, LLC, a Georgia- and Puerto Rico-based financial services company that specializes in strategies such as “distressed bond investing.” First Southern and its affiliates have been involved in the liquidation of multiple Puerto Rico bond funds[1], including those of Santander. Notably, key executives associated with both Ocean Capital and First Southern appear to have moved to Puerto Rico in order avoid capital gains taxes pursuant to Puerto Rico’s Act 22, including Ben Eiler, as reported by the Associated Press[2] and multiple outlets.

Is Ocean Capital’s election contest lawful?

No. The Boards have determined, upon the advice of outside counsel, that Ocean Capital failed to comply with the advance notice provisions set forth in the Funds’ organizational documents for director nominations and shareholder proposals. As a result, the only director candidates eligible for election at the Funds’ meetings are each Board’s director nominees.

How could Ocean Capital and their nominees harm me and the Funds’ other shareholders?

Ocean Capital’s proxy contest is unlawful because its director nominations failed to comply with the Funds’ organizational documents. Moreover, Ocean Capital has provided no concrete plan but, based on their prior statements and actions and First Southern’s business, they and their nominees may intend to liquidate the Funds to generate short-term gains and/or take over management of the Funds to generate higher fees. While good for Ocean Capital, both potential scenarios could be highly detrimental to the Funds’ other shareholders.

How are the Funds performing under the current Boards?

Since inception, Fund IV and Fund V have distributed $8.92 and $8.32 per share in cumulative dividends to their shareholders, respectively, in line with their investment objectives, despite the crash of the Puerto Rico municipal market that sent bond prices on the island tumbling. Fund IV and Fund V both deliver very compelling, tax-advantaged yields of 5.3% and 2.8%, respectively, that shareholders are unlikely to find elsewhere at a similar risk profile.[3]

Both Funds performed strongly from inception until the Puerto Rico municipal bond market crash in 2013 and have performed positively since the end of 2015, as they have continued to provide their shareholders with consistent monthly income. While the crash of Puerto Rico’s municipal bond market affected all investors in these markets, under the Boards’ leadership, the Funds continued to deliver monthly tax-advantaged income; something direct investors in Puerto Rico bonds have not seen in years.

What are the Funds’ Boards doing to protect my investment and generate monthly income?

The Boards believe the outlook for the Funds is positive. As the Puerto Rico bond market emerges from the PROMESA process, both the income and liquidity of the Funds are expected to improve. The Boards are keenly aware of the need for liquidity in the Funds’ shares and will continue to make achieving this a strategic priority.

At the current Boards’ direction, the Funds continue to work tirelessly to maximize shareholder returns. This includes registering each Fund with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, which may contribute to increased liquidity and reduced market discount to NAV, paving the way for further positive returns.

Why should I support the Boards’ nominees by voting on the WHITE proxy card?

The Boards’ director nominees are highly qualified and respected financial professionals with deep roots in Puerto Rico and a long-standing commitment to the Funds and their shareholders. All nominees have strong corporate management credentials, experience overseeing Puerto Rico bond funds and a deep understanding of Puerto Rico’s financial markets.

Due to Ocean Capital’s failure to comply with the Funds’ organizational documents, any votes cast for Ocean Capital’s director nominees will be disregarded.

How do I vote my shares on the WHITE proxy card?

You have three options to vote your shares in the Funds, but given that the meetings are a short time away, you are encouraged to use the Internet so that your voice is heard at the meeting.

By Internet:

1.	Find the 16-digit control number on your WHITE proxy card sent to you in the mail. If you cannot find your WHITE proxy card, please contact your financial advisor or custodian for assistance.

2.	Go to www.proxyvote.com, enter your control number and follow the simple on-screen instructions.

3.

If you have multiple investments, be sure to scroll down after you submit your initial voting instructions, for other ballots that may be outstanding for this and other meetings which would be listed below.

By Mail:

1.	Sign and date the WHITE proxy card you receive.

2.	Mail back with the enclosed business reply envelope. As the meeting is a short time away, it is more likely your vote will be received if you vote via the internet or at the meeting.

3.	Please note that there may be multiple mailings, so once you have voted the WHITE proxy card, you may discard any future mailings you may receive.

At the Virtual Meeting:

1.	Register at https://viewproxy.com/UBSPuertoRico/broadridgevsm/ no later than September 8.

Who can I call if I have questions?

Please call Okapi Partners toll-free number for more information at 877-566-1922. Agents are available to answer questions Monday through Friday from 9:00 a.m. to 7:00 p.m. Eastern Time. You will have the option for a Spanish-speaking representative by pressing 1, or an English representative by pressing 2.

[1]	First Southern, LLC, First Puerto Rico Family of Funds, https://fssec.com/first-puerto-rico-family-of-funds/.

[2]	Danica Otto, As middle class flees, Puerto Rico tries luring rich people, Associated Press (Feb. 6, 2015), https://apnews.com/article/91114c2f7cf64516bbcc3c8f7af27adc.

[3]	As of 6/30/2021.

TAX-FREE FIXED INCOME FUNDS IV AND V FOR PUERTO RICO RESIDENTS

POR QUÉ LA REUNIÓN ANUAL DE ESTE AÑO ES TAN IMPORTANTE Y CÓMO EMITIR EL VOTO CORRESPONDIENTE A SUS ACCIONES – FAQ

¿Por qué sucede esto ahora?

Un fondo de cobertura activista (activist hedge fund), llamado Ocean Capital, recientemente adquirió una participación en los Fondos y, en el último momento, lanzó una contienda por el control de la mayoría de votos. No se comunicaron con las Juntas de los Fondos antes de lanzar su campaña.

¿Quién es Ocean Capital?

Ocean Capital es un vehículo de inversión, controlado por ejecutivos de First Southern, LLC, una compañía de servicios financieros con sede en Georgia y Puerto Rico, que se especializa en estrategias como “inversión en bonos depreciados”. First Southern y sus afiliadas han participado en la liquidación de múltiples fondos con posiciones en bonos de Puerto Rico, incluyendo los fondos de Santander. Notablemente, los ejecutivos principales asociados tanto con Ocean Capital como con First Southern, como lo es Ben Eiler, parecen haberse mudado a Puerto Rico para evitar pagar impuestos sobre las ganancias de capital, de conformidad con la Ley 22 de Puerto Rico, según lo informó Associated Press y múltiples medios informativos.

¿Es legal la contienda electoral de Ocean Capital?

No. Las Juntas han determinado, por consejo de abogados externos, que Ocean Capital no cumplió con las disposiciones de notificación establecidas en los documentos organizacionales de los Fondos para las nominaciones de directores y propuestas de accionistas. Como resultado, los únicos candidatos a director elegibles en las reuniones de los Fondos son los candidatos a director propuestos por cada Junta.

¿Cómo podrían Ocean Capital y sus candidatos perjudicarme a mí y a los demás accionistas de los Fondos?

La lucha de Ocean Capital por el control de la mayoría de votos es ilegal porque sus candidatos a directores no cumplieron con los requerimientos contenidos en los documentos organizacionales de los Fondos. A pesar de que Ocean Capital no ha proporcionado un plan concreto, según sus declaraciones y acciones pasadas, y el negocio de First Southern, ellos y sus candidatos podrían intentar liquidar los Fondos para generar ganancias a corto plazo y / o asumir la administración de los Fondos para generar honorarios más altos por el manejo. Ciertamente Ocean Capital se beneficiaría de esto, pero ambos escenarios podrían ser muy perjudiciales para los demás accionistas de los Fondos.

¿Cómo se desempeñan los Fondos en virtud de las juntas actuales?

Desde su creación, el Fondo IV y el Fondo V han distribuido a sus accionistas $8.92 y $8.32 por acción en dividendos acumulados respectivamente, en línea con sus objetivos de inversión, a pesar del colapso del mercado de bonos municipales de Puerto Rico, lo cual hizo que los precios de los bonos se desplomaran en la isla. Tanto el Fondo IV como el Fondo V ofrecen tasas de rendimientos muy atractivas y con ventajas contributivas de 5.3 % y 2.8%, respectivamente, las cuales es poco probable que los accionistas puedan encontrar en otro lugar a un perfil de riesgo similar.[3]

Ambos Fondos mantuvieron un desempeño sólido desde su creación hasta la caída del mercado de bonos municipales de Puerto Rico en 2013, y desde finales del año 2015, han tenido un desempeño positivo, consistentemente proporcionándoles ingresos mensuales a sus accionistas. El colapso del mercado de bonos municipales de Puerto Rico afectó a todos los inversionistas en los mercados de bonos, sin embargo bajo el liderazgo de las Juntas, los Fondos continuaron generando ingresos mensuales con ventajas contributivas, algo que los inversionistas en los bonos de Puerto Rico no han visto en años.

¿Qué están haciendo las Juntas de los Fondos para proteger mi inversión y generar ingresos mensuales?

Las Juntas consideran que la perspectiva económica para los Fondos es positiva. A medida que el mercado de bonos de Puerto Rico sobrepasa el proceso de PROMESA, se espera que tanto los ingresos como la liquidez de los Fondos mejoren. Las Juntas están muy conscientes de la necesidad de liquidez en las acciones de los Fondos, lo cual continua como prioridad estratégica.

Bajo dirección de las Juntas, los Fondos continúan trabajando incansablemente para maximizar los rendimientos de los accionistas. Esto incluye el registro de cada Fondo ante la Comisión de Bolsa y Valores de los EE. UU. en virtud de la Ley de Sociedades de Inversión de 1940, lo cual puede contribuir a un aumento de la liquidez y a un descuento reducido del mercado al valor liquidativo (net asset value, NAV), abriendo el camino para mayores rendimientos positivos.

¿Por qué debo apoyar a los candidatos de las Juntas votando en la tarjeta de poder de votación (proxy card) BLANCA?

Los candidatos a directores de las Juntas son profesionales financieros altamente calificados y respetados con profundas raíces en Puerto Rico con un compromiso histórico con los Fondos y sus accionistas. Todos los candidatos tienen credenciales sólidos de gestión corporativa, experiencia en la supervisión de los fondos de bonos de Puerto Rico y un conocimiento comprehensivo de los mercados financieros puertorriqueños.

Debido a que Ocean Capital incumplió con los requerimientos de los documentos organizacionales de los Fondos, cualquier voto emitido para los candidatos a directores de Ocean Capital no será reconocido.

¿Cómo emito el voto correspondiente a mis acciones en la tarjeta de poder de votación BLANCA?

Usted tiene tres opciones para votar sus acciones en los Fondos, pero dada la proximidad de las reuniones, le recomendamos que use el internet para asegurarse que su voz sea escuchada en la reunión.

Por Internet

1.

Busque el número de control de 16 dígitos en su tarjeta proxy BLANCA que se le envió por correo. Si no puede encontrar su tarjeta de representación BLANCA, comuníquese con su asesor financiero o custodio para obtener ayuda.

2.	Visite www.proxyvote.com, ingrese su número de control y siga las instrucciones en la pantalla.

3.

Si tiene múltiples inversiones, asegúrese de navegar hacia abajo después de enviar sus instrucciones iniciales de votación, y encontrará otras boletas que puedan estar pendientes para esta y otras reuniones que se enumerarían a continuación.

Por Correo

1.	Firme y coloque la fecha en la tarjeta de representación BLANCA que reciba.

2.	Envíela por correo en el sobre de respuesta comercial adjunto. Dada la proximidad de la reunión, es más probable que se reciba su voto a tiempo si vota por internet.

3.	Tenga en cuenta que puede haber varios correos, por lo que una vez haya votado en la tarjeta de representación BLANCA, puede descartar cualquier correo futuro que pueda recibir.

En la Reunión Virtual

1.	Regístrese en https://viewproxy.com/UBSPuertoRico/broadridgevsm/ a más tardar 8 de septiembre.

¿A quién puedo llamar si tengo preguntas?

Llame al número gratuito de Okapi Partners para obtener más información al 877-566-1922. Los agentes están disponibles para responder preguntas de lunes a viernes de 9:00 a.m. a 7:00 p.m., ET. Presione 1 para hablar con un representante en español. Presione 2 para hablar con un representante en inglés.

[1]	First Southern, LLC, First Puerto Rico Family of Funds, https://fssec.com/first-puerto-rico-family-of-funds/.

[2]	Danica Otto, As middle class flees, Puerto Rico tries luring rich people, Associated Press (Feb. 6, 2015), https://apnews.com/article/91114c2f7cf64516bbcc3c8f7af27adc.

[3]	Al 30 de junio de 2021.